UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Windward Three-4th Fl, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2005, Consolidated Water Co. Ltd. (the "Company") entered into an amendment (the "Amendment") to its Option Deed dated as of August 6, 1997 between the Company and American Stock Transfer & Trust Company (the "Option Deed").

The Option Deed granted to each holder of an ordinary and redeemable preference share an option to purchase one one-hundredth of a class B ordinary share at an exercise price of $37.50, subject to adjustment. If an attempt to take over control of the Company occurs, each shareholder of the Company would be able to exercise the option and receive ordinary shares with a value equal to twice the exercise price of the option. Under circumstances described in the Option Deed, as amended, instead of receiving ordinary shares, the Company may issue to each shareholder cash or other equity or debt securities of the Company, or the equity securities of the acquiring company, as the case may be, with a value equal to twice the exercise price of the option.

Pursuant to the Amendment to the Option Deed, each holder of an ordinary and redeemable preference share has the option to purchase one one-hundredth of a class B ordinary share at an exercise price of $100.00, subject to adjustment. The Amendment does not modify the Option Deed in any other material respect.

The options are attached to each ordinary share and redeemable preference share, and presently have no monetary value. The options will not trade separately from the Company’s shares unless and until they become exercisable. The options, which expire on July 31, 2007, may be redeemed, at the option of the Company’s board of directors, at a price of CI$.01 per option at any time until ten business days following the date that a group or person acquires ownership of 20% or more of the Company’s outstanding ordinary shares.

The Option Deed, as amended may have certain anti-takeover effects, although it is not intended to prevent any acquisition or business combination that is at a fair price and otherwise in the best interest of the Company and its shareholders as determined by the board of directors. However, a shareholder could potentially disagree with the board’s determination of what constitutes a fair price or the best interest of the Company and its shareholders.

The full terms and conditions of the Option Deed, as amended on August 8, 2005, are contained in the Option Deed and the Amendment. The above description of the options is a summary only and does not purport to be complete. One should read the entire Option Deed and the Amendment to understand the terms of the options, the terms of which agreements are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

As described in Item 1.01 of this Form 8-K, the Company entered into the Amendment to the Option Deed. Pursuant to the Amendment to the Option Deed, the exercise price of each option issued under the Option Deed, as amended, has been changed from $37.50 to $100.00, subject to adjustment. The Amendment does not modify the Option Deed in any other material respect.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. - Title
4.1 - Option Deed dated as of August 6, 1997 between the Company and American Stock Transfer & Trust Company (incorporated by reference to the Exhibit to the Company’s Form 6-K filed on August 11, 1997).
4.2 - Deed of Amendment to Option Deed dated as of August 8, 2005 between the Company and American Stock Transfer & Trust Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

August 11, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.2	Deed of Amendment to Option Deed dated as of August 8, 2005 between the Company and American Stock Transfer & Trust Company.